                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [ ] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           NATIONAL TECHTEAM, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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
                           NATIONAL TECHTEAM, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 14, 1997

To Our Shareholders:

    The Annual Meeting of Shareholders of National TechTeam, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 14, 1997 at 10:00 a.m. local time at the Holiday Inn, 5801 Southfield Expressway (at Ford
Road), Detroit, Michigan.

    The items of business to be considered and acted upon are:

         1.    Election of the Company's Board of Directors (See Page 3).

         2. Ratification of the selection of Ernst & Young as auditors for the Company for the year ending December 31, 1997 (See Page 10).

         3. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    All of the above matters are more fully described in the accompanying Proxy Statement.
    Only shareholders of record at the close of business on April 2, 1997, the record date, will be entitled to vote at the meeting and at any adjournment thereof. A list of all shareholders of record April 2, 1997 will be open for inspection by all shareholders at the place of and during the Annual Meeting.

                            By Order of the Board of Directors,

                            Robert A. Hudson
                            Robert A. Hudson, Secretary


April 9, 1997

    THE BOARD OF DIRECTORS OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING AND TO ASSURE A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY BY SO NOTIFYING THE SECRETARY AT THE ANNUAL MEETING AND
VOTE YOUR STOCK PERSONALLY. PROXIES CAN ALSO BE REVOKED BY SUBMITTING TO THE COMPANY A PROXY WITH A LATER DATE AND BY DELIVERY TO THE SECRETARY OF THE COMPANY OF WRITTEN INSTRUCTIONS WHICH BY THEIR TERMS REVOKE THE PROXY.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. A PROXY EXECUTED BY A CORPORATION SHOULD BE SIGNED IN ITS CORPORATE NAME BY AN AUTHORIZED OFFICER.

                               PROXY STATEMENT

    The enclosed Proxy is solicited by the Board of Directors of National TechTeam, Inc., a Delaware corporation (the "Company"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The solicitation is being made by mail and the Company may also use its officers and regular employees to solicit Proxies from shareholders either in person or by telephone, telegraph or letter without additional compensation. The Company may also use the services of independent Proxy soliciting agents to solicit Proxies from shareholders. The entire cost of solicitation, which represents the amount normally expended for a solicitation relating to an uncontested election of directors, will be borne by the Company. Those costs include charges by brokers and other custodians, nominees and fiduciaries for forwarding Proxies and other Proxy materials to the beneficial owners of Common Stock.

     The Annual Report of the Company on Form 10-K for the year ended December 31, 1996 (without exhibits) as filed with the Securities and Exchange Commission accompanies this Proxy Statement. The Annual Report on Form 10-K is incorporated in this Proxy Statement by reference and is deemed a part of the Proxy soliciting material.

     The Common Stock of the Company is its only outstanding class of voting securities. Each shareholder of record at the close of business on April 2, 1997 (the "record date") is entitled to vote at the meeting. As of the close of business on the record date, the Company had 14,902,827 shares outstanding.
Each share is entitled to one vote on each of the matters to come before the meeting and is not entitled to cumulative voting rights. A majority of the outstanding shares of Common Stock will constitute a quorum for the meeting.
The five nominees for election as a director receiving the highest number of votes will be elected as directors of the Company. The favorable vote of the holders of a majority of the shares of the Company's Common Stock that are present, either in person or by Proxy, at the Annual Meeting will be required to ratify the selection of Ernst & Young as the Company's auditors for the year ending December 31, 1997.

     When Proxies are returned properly executed, the shares represented thereby will be voted in accordance with the shareholder's instructions. Shareholders are urged to specify their choices by marking the enclosed Proxy. Any Proxy which is not revoked and which does not otherwise indicate a preference will be voted in favor of (i) the nominees for director set forth herein, (ii) the ratification of the selection of Ernst & Young as the Company's auditors for the year ending December 31, 1997 and (iii) in accordance with the judgment of the person or persons voting the Proxies on any other matter that may properly be brought before the meeting. Means have been provided whereby a shareholder may withhold his vote for any director and may abstain from voting on any matter other than the election of directors. The Proxies also confer discretionary authority to vote the shares represented thereby on any matter which was not known on the date of this Proxy Statement but may properly be presented for action at the meeting.

      Participants in the National TechTeam, Inc. 401(k)/Profit-Sharing Plan and Trust have the right to instruct the trustee of such Plan as to how to vote shares of stock allocated to their Directed Investment accounts. The Plan also provides that the trustee shall vote any shares held by Directed Investment accounts as to which instructions have not been received in the same ratio as voted by all voting Participants of all Directed Investment accounts.

      The execution of a Proxy will in no way affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder giving a Proxy has the power to revoke that Proxy at any time before it is voted by giving written notice of revocation to the Company's Secretary at the principal executive office of the Company or at the Annual Meeting.

      The mailing address of the Company's principal executive office is 835 Mason Avenue, Dearborn, Michigan 48124 and its telephone number at that address is (313) 277-2277. The approximate date on which this Proxy Statement and the enclosed Proxy are first being mailed to shareholders is April 9, 1997.

                              VOTING TABULATION

      Vote Required: Under provisions of the Delaware General Corporation Law, the election of the Company's Directors requires a plurality of the votes represented in person or by Proxy at the meeting and the selection of the Company's auditors for the year ended December 31, 1997 will require the favorable vote of the holders of a majority of the shares of the Company's common stock that are present, either in person or by Proxy, at the annual meeting.

       Effect of Abstention: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining whether a quorum exists for the conduct of business, However, an abstention with respect to the election of the Company's directors will not be counted either in favor of or against the election of the nominees. In the case of the proposal for ratification of the selection of Ernst & Young as independent auditors, an abstention will effectively count as a vote Against such proposals.

  Effect of Broker Non-Vote: Brokers holding shares for the account of their clients may vote such shares either in the manner directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' Proxies in their own discretion as to each of the Company's proposals. Proxies which are voted by brokers on at least one but not all of the proposals are referred to as "broker non-votes." Broker non-votes will be included in determining the presence of a quorum. However, a broker non-vote is not treated as present and entitled to vote and will have the effect of neither a vote in favor of or against the proposal.

                            ELECTION OF DIRECTORS
                          AND MANAGEMENT INFORMATION

   The Company's By-laws provide that until the Board of Directors shall otherwise determine, the number of director positions in the Board shall be seven. The Board currently consists of five directors. All of those directors were elected at the 1996 Annual Meeting of Shareholders. Valerie J. Niemiec was elected as a director at the 1996 Annual Meeting of Shareholders. She resigned as a director effective December 1, 1996. All current directors have been nominated for re-election to the Board of Directors at the 1997 Annual Meeting of shareholders. As a result of Ms. Niemiec's resignation, the Board of Directors has determined that the size of the Board will be reduced from six to five members. After the Annual Meeting, the Board intends to seek qualified persons to appoint to the Board to expand the size of the Board back to seven persons but has not yet identified any additional person to be added to the Board. When such persons have been identified and qualified, the Board intends to increase the size of the Board to six or seven persons, based upon the availability of such qualified persons, and approve such person(s) to fill the vacancies. Shareholders will not have an opportunity to approve any such persons prior to their appointments as directors. Shareholders will be afforded the opportunity at the Annual Meeting to make nominations which, if seconded, will be voted upon.

   Five directors are to be elected to hold office until the next Annual Meeting of Shareholders is held and their successors are elected and qualified or until they resign or are removed by the Board of Directors. Similarly, in the event the Board increases the size of the Board to seven persons and fills the resulting vacancy after the Annual Meeting, that director will hold office until the next Annual Meeting of Shareholders is held and that director's successor is elected and qualified or until that director resigns or is removed by the Board of Directors. Aside from the possibility of adding a sixth and a seventh director, the Board has no present intention of expanding the size of the Board of Directors or nominating any further directors.

   THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE ELECTION OF KIM A. COOPER, WILLIAM F. COYRO JR., WALLACE D. RILEY, RICHARD G. SOMERLOTT AND LEROY H. WULFMEIER, III AS DIRECTORS OF THE COMPANY. PROXIES SOLICITED BY MANAGEMENT WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

    Unless specifically instructed to the contrary, all Proxies will be voted for the election of Kim A. Cooper, William F. Coyro Jr., Wallace D. Riley, Richard G. Somerlott and LeRoy H. Wulfmeier, III as directors of the Company. Those persons have agreed to serve if elected, and the Company does not know of any reason why any of those nominees may not be able to serve as directors if elected. In the event that any of those nominees are unable to serve for good cause, or will not serve as director of the Company, and such fact is known by the Company at the Annual Meeting, all Proxies may be voted at the Annual Meeting for any other person duly nominated for the position created by that inability or unwillingness to serve.

NOMINEES

    The following is a description of the background of the persons who are being nominated for election as directors of the Company.

    KIM A. COOPER, 38, became a director in March 1996. Between 1984 and 1994, Mr. Cooper was employed by WordPerfect Corporation in sales and as its Vice President, Worldwide Customer Services. Between 1994 and 1996, he was employed by Novell, Inc. as its Vice President, Worldwide Marketing and Business Development. In January 1996 he founded and became the Chairman and Chief Executive Officer of Digital Harbor, L.C., a component software company developing Internet applications. Mr. Cooper is a member of the Board's Audit Committee.

    WILLIAM F. COYRO JR., 53, was the founder, President and Chief Executive Officer of Computer Trade Development ("CTD") the predecessor of the Company from 1979 until 1987. Dr. Coyro has since continued as Chief Executive Officer and Chairman of the Board of the Company through the date hereof. From 1974 to 1979 Dr. Coyro practiced full time as a dentist.

    WALLACE D. RILEY, 69, is an attorney at law and since 1968 has been a partner with the firm of Riley & Roumell. Mr. Riley previously served as a director of the Company from 1987 to 1988 and was reelected as a director at the Company's 1993 Annual Meeting. He is the past president of the State Bar of Michigan as well as past president of the American Bar Association. He was a member of the Board of Governors of the American Bar Association from 1977-1980, and trustee of the Federal Bar Foundation since 1968. He has been a Special Attorney General for the State of Michigan since 1969. Mr. Riley is a member of the Board's Compensation Committee.

    RICHARD G. SOMERLOTT, 55, is a dentist and a managing partner of Endodontics Associates Professional Corporation. Dr. Somerlott has been a director and shareholder of the Company, including its predecessor CTD, since its inception. Dr. Somerlott is a member of the Board's Audit Committee.

    LEROY H. WULFMEIER, III, 51, is an attorney at law and since 1970 has been a partner with the firm of Schureman, Frakes, Glass & Wulfmeier. Mr. Wulfmeier has been a director and shareholder of the Company, including its predecessor CTD, since its inception. Mr. Wulfmeier is a member of the Board's Compensation Committee.

INFORMATION REGARDING BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors has established two standing committees (Audit and Compensation), the current members of which are identified above. These committees act in an advisory capacity to the full Board of Directors. All committees report to the full Board of Directors with respect to matters considered at each committee meeting held.

    The principal functions of the Audit Committee are to review the scope of the annual audit and the annual audit report of the independent accountants, recommend the firm of independent accountants to perform such audits, consider non-audit functions proposed to be performed by the independent accountants, ascertain whether the recommendations of auditors are satisfactorily implemented and recommend such special studies or actions which the Committee deems desirable. During 1996, three meetings of the Audit Committee were held.

    The Compensation Committee reviews the compensation practices followed, makes all decisions involving the compensation of executive officers of the Company and reviews Management's salary recommendations for each other person at or above the level of Vice President. In addition, the Committee reviews stock option grant recommendations pursuant to the Company's 1990 Nonqualified Employee Stock Option Plan. During 1996, six meetings of the Compensation Committee were held.

    During the year ended December 31, 1996, the Board of Directors held 11 meetings. All directors attended at least 75% of the meetings that were held during the year.

INFORMATION REGARDING EXECUTIVE MANAGEMENT

    All executive officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or executive officers of the Company. The following is a description of the background of the Company's executive officers not otherwise described above.

                                                PRESENT POSITION
NAME                            AGE             WITH THE COMPANY
----                            ---             ----------------

Jonathan D. Ahlbrand             35            Senior Vice President

L. Kevin Dohrmann                38         Vice President of Operations
                                            and Chief Technology Officer

Lawrence A. Mills                52            Senior Vice President,
                                               Chief Financial Officer
                                                  and Treasurer

    JONATHAN D. AHLBRAND. Mr Ahlbrand joined the Company in December 1995 as its Vice President responsible for call center sales. In March 1996, he was appointed Senior Vice President of Call Center Services. Previously, Mr. Ahlbrand was President of World Data Delivery Systems, a provider of electronic information processing from 1991 through mid-1994. From mid-1994 to November 1995, he was employed by West interactive Corporation where he was responsible for national account sales for interactive and live agent customer services.

        L. KEVIN DOHRMANN. Mr. Dohrmann joined TechTeam in April 1996 and is the Company's Vice President of Operations and Chief Technology Officer. Between 1987 and 1996, Mr. Dohrmann was employed by Inacom Corporation as a support engineer and from 1993 until early 1996, as Vice President and Chief Technology Officer.

        LAWRENCE A. MILLS. Mr. Mills joined the Company in December 1993 as its Chief Financial Officer. In June 1994 he was appointed Treasurer. In February 1995 he was appointed Chief Operating Officer, a position which he held until March 1996. In March 1996, he was appointed Senior Vice President. Previously, Mr. Mills was employed by the Michigan Gas Utilities Division of UtiliCorp United Inc. as its Vice President - Administration and Strategic Development from 1989 through 1993.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Only shareholders of record as of the close of business on April 2, 1997 will be entitled to vote at the Annual Meeting and any adjournment thereof. The following table sets forth as of April 2, 1997 the shares of Common Stock beneficially owned by: (i) each director of the Company; (ii) each executive officer of the Company; and (iii) all current directors and executive officers of the Company as a group. All persons listed below have sole voting and investment power with respect to their shares of stock unless otherwise indicated.


                                      NUMBER OF SHARES        PERCENTAGE OF
  NAME AND ADDRESS                      BENEFICIALLY           OUTSTANDING
  OF BENEFICIAL OWNER                     OWNED (1)           COMMON STOCK (1)
  -------------------                 -----------------       ----------------
  William F. Coyro Jr. (2)*              450,819 (3)(4)           3.03%

  LeRoy H. Wulfmeier, III (2)*           213,319 (5)(6)           1.43

  Richard G. Somerlott (2)*              212,919 (5)              1.43

  Wallace D. Riley (2)*                  110,600 (7)               **

  Kim A. Cooper (2)*                      45,725 (8)               **

  Lawrence A. Mills (2)                   19,000 (9)               **

  Jonathan D. Ahlbrand (2)                 5,000 (10)              **

  L. Kevin Dohrmann (2)                    5,000 (11)              **

  Current Directors and Executive      1,062,382 (12)             7.13
  Officers as a Group (eight persons)


  *    A director of the Company.

  **   Less than 1%.

  (1) For purposes of this table, shares indicated as being owned beneficially include shares not presently outstanding but which are subject to exercise within 60 days through options, warrants, rights or conversion privileges. For the purpose of computing the percentage of the outstanding shares owned by a shareholder, shares subject to such exercise are deemed to be outstanding securities of the class owned by that stockholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

  (2) A director and/or executive officer of the Company. The address of all directors and executive officers of the Company is c/o the Company, 835 Mason Avenue, Dearborn, Michigan 48124.

  (3) Includes 8,600 shares of Common Stock owned by certain members of the family of William F. Coyro, Jr., the beneficial ownership of which he disclaims.

  (4) Includes options to purchase 12,000 shares of Common Stock at $4.82 per share and 10,000 shares of Common Stock at $4.50 per share. Does not include options to purchase 8,000 shares of Common Stock at $4.82 and 15,000 shares of Common Stock at $4.50 per share which are not exercisable until November 1997 or later and options to purchase 90,000 shares of Common Stock at $25.75 which are not exercisable until August 1997 or later.

  (5) Includes options to purchase 10,000 shares of Common Stock at $4.82 per share, 10,000 shares of Common Stock at $7.00 per share, 10,000 shares of Common Stock at $25.75 and 10,000 shares of Common Stock at $23.00.

  (6) Includes 18,700 shares of Common Stock owned by LeRoy H. Wulfmeier, III, as custodian for his minor child, the beneficial ownership of which he disclaims.

  (7) Includes options to purchase 40,000 shares of Common Stock at $7.00 per share, 10,000 shares of Common Stock at $25.75 and 10,000 shares of Common Stock at $23.00.

  (8) Includes options to purchase 35,000 shares of Common Stock at $5.00 per share and 10,000 shares of Common Stock at $23.00.

  (9) Includes options to purchase 12,000 shares of Common Stock at $5.69 per share and 5,000 shares of Common Stock at $4.50 per share. Does not include options to purchase 8,000 shares of Common Stock at $5.69 per share and 15,000 shares of Common Stock at $4.50 which are not exercisable until January 1 998 or later and options to purchase 25,000 shares of Common Stock at $25.75 which are not exercisable until August 1997 or later.

  (10) Includes options to purchase 5,000 shares of Common Stock at $5.31 per share. Does not include options to purchase 20,000 shares of Common Stock at $5.31 per share which are not exercisable until November 1997 or later and options to purchase 55,000 shares of Common Stock at $25.75 which are not exercisable until August 1997 or later.

  (11) Includes options to purchase 5,000 shares of Common Stock at $5.00 per share. Does not include options to purchase 20,000 shares of Common Stock at $5.00 per share which are not exercisable until March 1998 or later and options to purchase 25,000 shares of Common Stock at $25.75 which are not exercisable until August 1997 or later.

  (12) Includes the shares and options in footnotes (3) through (11) above.

  Principal Share Owners

       As of December 31, 1996, the Company's records and information provided to the Company indicated that the following persons were the beneficial owners of more than five percent of the Company's issued and outstanding stock:


                                         Number of Shares         Percentage
        Name and Address                 Beneficially Owned         of Class
        ----------------                  ------------------        ----------
        Putnam Investments, Inc.            1,722,847                11.56%
        One Post Office Square
        Boston, MA 02109

        The TCW Group, Inc.                 1,439,300                 9.66
        965 South Fegueroa Street
        Los Angeles, CA 90017

        American Century Companies, Inc.      880,000                 5.90
        4500 Main Street
        P.O. Box 41821 0
        Kansas City, MO 64141-9210

          SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 1996 all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with.

                            DIRECTOR COMPENSATION

        All directors and officers are reimbursed for out-of-pocket expenses incurred in connection with the Company's business. In addition, Board members who are not employees of the Company are paid 100 shares of Company common stock per meeting for their attendance at Board Meetings. The Company has, in previous fiscal years, issued options to purchase common stock to its directors.

                           EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (comprised of two nonemployee directors) makes all decisions involving the compensation of Executive Officers of the Company.

The Company's executive compensation philosophy is to pay for performance. The objectives of the Company's executive compensation program are to: (1) Provide compensation that enables the Company to attract and retain key executives; (2) Create incentives in the form of bonuses for contributions to superior earnings by the Company-, and (3) Align the Company's executives' interest with its shareholders' desire for superior returns through long-term stock ownership opportunities.

        The Company's executive compensation program provides a compensation opportunity that the Committee believes, in its judgment and experience, is competitive with other companies of comparable size and complexity. Actual compensation levels may be greater or less than compensation levels at other companies based upon annual and long-term Company performance and individual performance. The Compensation Committee uses its discretion to establish executive compensation at levels in its judgment warranted by external or internal factors and an executive's individual circumstances.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, cash incentives and long-term incentives. BASE SALARY. The Compensation Committee decides the base pay levels for executives according to the impact of the individual on the Company and its performance, the skills and experiences required by the position, salaries paid by other companies for comparable positions, and the performance of the Company. Base salaries for executives are maintained at levels that the Compensation Committee believes, based on its own judgment and experience, are competitive with other companies of comparable size and complexity. CASH INCENTIVES. Cash incentives for Executive Officers other than the Chairman and CEO were provided in 1996 by way of an annual bonus plan. The Chairman and CEO's bonus was at the discretion of the Compensation Committee. The Committee and the Board of Directors believe that an executive's desire to achieve continually improving results of operations is enhanced it that performance is rewarded by way of cash bonuses. Accordingly, for 1996, the Compensation Committee approved a bonus plan designed to focus the attention of the Company's executives on achieving superior operating results. The 1996 plan was designed to reward performance only if annual operating results exceeded certain target levels which the Compensation Committee deemed to meet shareholders' earnings expectations. LONG-TERM INCENTIVES. Long-term incentives are provided by way of stock options. The Committee and Board of Directors believe that management's ownership of a significant equity interest in the Company is a major incentive in building shareholder wealth and aligning the long-term interests of management and shareholders. Stock options, therefore, are granted at the market value of the Common Stock on the date of grant and typically vest in installments of 20% per year beginning one year after the date of the grant. The value received by the executive from an option is dependent upon increases in the price of the Company's Common Stock over the market price on the date of the grant. Consequently, the value of the compensation is aligned directly with increases in shareholder value. Grants of stock options are made by the Board of Directors based upon the executive's contribution toward Company performance and expected contribution toward meeting the Company's goals.

1996 CHIEF EXECUTIVE COMPENSATION. The Compensation annually reviews and approves the compensation of Dr. William F. Coyro Jr., the Chief Executive Officer. Officer. Dr. Coyro's base salary for 1996 represented an increase over Dr. Coyro's 1995 base salary and was based upon a number of factors, including: (1) the Compensation Committee's assessment of the 1995 performance of the Company and Dr. Coyro; (2) Expectations for the Company's 1996 performance; and (3) the Committees assessment of market compensation for comparable positions.

COMPENSATION NOT QUALIFYING FOR TAX DEDUCTIBILITY. Section 162(m) of the Revenue Code, adopted in 1994, provides in general that compensation to certain individual executive officers during any year in excess of $1 million is not deductible by a public company. The Committee believes that, given the range of salaries and number of stock options of executive officers of the Company, the $1 million threshold of Section 162(m) will not be reached by an executive officer of the Company in the near future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for federal tax deductibility might be; however, it intends to do so at such time that the threshold is within range of any executive officer.

Wallance D. Riley
LeRoy H. Wulfmeier

        The following table sets forth a summary for the last three (3) fiscal years of the cash and non-cash compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company and each of the executive officers of the Company whose individual remuneration exceeded $100,000 for year ended December 31, 1996.


                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG TERM
                                                                                                       COMPENSATION   CURRENT ANNUAL
                                                            ANNUAL COMPENSATION                           AWARDS         SALARY
   NAME AND                                -----------------------------------------------------       --------------  ------------
PRINCIPAL POSITION            YEAR               SALARY              BONUS            OTHER (2)          OPTIONS (1)
------------------           -----             --------             ------           ------------        -----------

William F. Coyro Jr.         1996              $209,230             $ -0-            $4,567              100,000  (3)    $250,000
Chairman and Chief           1995               177,547              6,300            4,620   (4)         25,000
Executive Officer            1994               168,000               -0-             3,228               10,000

Jonathan D. Ahlbrand         1996               132,788               -0-              -0-    (6)         55,000          160,000
Senior Vice President        1995                 4,808   (5)         -0-              -0-    (6)         25,000

L. Kevin Dohrmann            1996               106,730   (7)         -0-              -0-                50,000          140,000
Vice President of
Operations and Chief
Technology Officer

Lawrence A. Mills            1996               124,423               -0-             3,600               25,000          140,000
Senior Vice President,       1995               107,909              3,600            3,345   (8)         25,000
Chief Financial Officer      1994                92,500               -0-              -0-                20,000
and Treasurer


(1) Includes Stock Options granted under the Company's 1990 Nonqualified Stock Option Plan. The Company has not awarded SAR's.

(2) Amount disclosed in this column consist of the Company's matching contribution under the Company's 401(k) Retirement Savings Plan.

(3)  Of these, 10,000 options were declined.

(4) In 1995 the Company advanced $126,800 to William F. Coyro Jr. The advance represented Federal, State, and Social Security taxes due on taxable income resulting from the exercise of stock options. The amounts were remitted to the appropriate taxing entity. The advances were repaid to the Company prior to December 31, 1995.

(5)  Mr. Ahlbrand joined the Company in December 1995.

(6) During 1995, the Company loaned $160.000 to Mr. Ahlbrand. The loan was repaid in 1996. The loan was payable in monthly installments of principal and interest at 2% over the prime rate. The loan was evidenced by a note and secured by an assignment of a land contract and of rentals on a building owned by an affiliate of Mr. Ahlbrand, a portion of which is leased by the Company. During 1996, the Company guaranteed a loan in the amount of $375,000 for the benefit of Mr. Ahlbrand. The guarantee is secured by a mortgage on and an assignment of the land contract purchaser's interest in the building and by indemnification agreements from the affiliate, and its principals, including Mr. Ahlbrand.

(7)  Mr. Dohrmann joined the Company in April 1996.

(8) During 1995, the Company advanced $107,000 to an insurance company that carries an insurance policy on the life of Mr. Mills. The advance is collateralized by the cash value of the underlying life policy. The advance is to be repaid by Mr. Mills in future years.

     The following tables set forth information with respect to options granted in 1996, the value realized upon the exercise in 1 996 of previously granted options and the value of unexercised options.


                                              OPTION GRANTS IN 1996 (1)
                                              -------------------------
                                                                                                 POTENTIAL REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                                                                                       OF STOCK PRICE
                                                        PERCENT OF TOTAL                               APPRECIATION FOR
                                OPTIONS                OPTIONS GRANTED IN           EXERCISE            OPTION TERM
          NAME                  GRANTED                        YEAR                   PRICE           5%            10%
          ----                  -------                 -----------------           --------          --            ---
 William F. Coyro Jr.            10,000   (2)                    1.5%                $ 5.00         $    --       $     --
                                 90,000                         13.7                  25.75         788,200       1,788,100
 Jonathan D. Ahlbrand            55,000                          8.4                  25.75         481,700       1,092,700
 L. Kevin Dohrmann               25,000                          3.8                   5.00          42,500          96,400
                                 25,000                          3.8                  25.75         218,900         496,700
 Lawrence A. Mills               25,000                          3.8                  25.75         218,900         496,700


(1) All stock options were granted under the Company's 1990 Nonqualified Stock Option Plan. The Company has not awarded SAR's. Option exercise prices are at or above the market price on the date of grant. Options have a five year term and vest over five years. The exercise price and Federal tax withholdings may be paid in cash or with shares of TechTeam stock.

(2) Declined

                         OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 VALUE TABLE
                         ----------------------------------------------------------
                                                                     NUMBER OF
                                                                    UNEXERCISED                 VALUE OF UNEXERCISED IN-
           NAME              SHARES ACQUIRED         VALUE           OPTIONS AT                  THE-MONEY OPTIONS AT
           ----                ON EXERCISE         REALIZED       DECEMBER 31, 1996               DECEMBER 31,1996 (1)
                               -----------         --------       -----------------               --------------------
  William F. Coyro Jr.                -0-                -0-             155,000          (2)     $     618,960
  Jonathan D. Ahlbrand                -0-                -0-              80,000          (3)            73,438
  L. Kevin Dohrmann                   -0-                -0-              50,000          (4)             5,000
  Lawrence A. Mills                5,000           $ 98,200               65,000          (5)           249,220

(1) Represents the difference between the exercise price of in-the-money options exercisable within 60 days of the date hereof and the closing price of the Company's common stock on December 31, 1996 multiplied by the number of exercisable options.
(2) Of this amount, 113,000 options are not exercisable until August 1997 or later.
(3) Of this amount, 75,000 options are not exercisable until August 1997 or later.
(4) Of this amount, 45,000 options are not exercisable until August 1997 or later.
(5) Of this amount, 48,000 options are not exercisable until August 1997 or later.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the past fiscal year, there were no transactions between the Company and management or other related parties which were material to the Company except as set forth herein.

     The law firm of Berry, Moorman, King & Hudson, P.C. of which Mr. Hudson, Secretary of the Company, is a member, performed certain legal services on behalf of the Company during the past year and received payment for those services.

     The law firm of Riley & Roumell, of which Mr. Riley, Director of the Company, is a member, performed certain legal services on behalf of the Company during the past year and received payment for those services.


                        PROPOSAL TO RATIFY SELECTION OF
                            INDEPENDENT ACCOUNTANTS


     The Board of directors proposes and recommends that the shareholders ratify the Board's selection of Ernst & Young as independent auditors to make an examination of the Company's financial statements for its current year ending December 31, 1997. Ernst & Young and its predecessor, Ernst & Whinney, have been auditing a the Company's financial statements for the last ten (10) years.

     All professional services rendered by Ernst & Young during a the year were furnished at customary rates. The performance of professional services, other than audit services, is reviewed and approved, including a review for independence, by the Audit Committee of the Board of Directors only if the services to be rendered are considered to be material or unusual in nature. In all other cases, authorization for the services is made by the Management of the Company. The performance of audit services is approved on an annual basis by the Board of Directors.

     A representative of Ernst & Young will be present at a the Annual Meeting with the opportunity to make a statement if he or she decides to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS AUDITORS FOR THE COMPANY. PROXIES SOLICITED BY MANAGEMENT WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

     The graph displayed below is accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                 [LINE GRAPH]



                              TOTAL RETURN INDEX

                        DEC 91          DEC 92          DEC 93          DEC 94          DEC 95          DEC 96
NASDAQ US               100             116             134             131             185             227
NASDAQ COMPUTER         100             108             114             138             211             260
NATIONAL TECHTEAM       100             200             336             382             409            1455

                            MISCELLANEOUS MATTERS

        At the Annual Meeting of Shareholders, in addition to the matters described above, there will be an address by the Chairman of the Board of the Company and a general discussion period during which shareholders will have an opportunity to ask questions about the business and operations of the Company.

        As of the date of this Proxy Statement the Board of Directors knows of no other matters which may properly be, or are likely to be, brought before the meeting. However, if any proper matters are brought before the meeting, the person named in the enclosed Proxy will vote them as the Board of Directors may recommend.

                            SHAREHOLDER PROPOSALS

        If a shareholder desires to submit a proposal for consideration at the next Annual Shareholders Meeting and to have that proposal submitted on the Company's Proxy statement and form of Proxy, pursuant to the rules of the Securities and Exchange Commission, that proposal must be received by the Company no later than February 1, 1998 or 90 days before the Company's next Annual Shareholders Meeting, whichever is earlier.

                                 ANNUAL REPORT

        All shareholders of record on April 2, 1997 have been sent. or are currently being sent, a copy of the Company's 1996 Annual Report, which contains audited financial statements of the Company for the year ended December 31, 1996. Shareholders not receiving such Annual Report may obtain one by sending a written request to the Company's Secretary, Robert A. Hudson, at the Company's office located at 835 Mason Avenue, Dearborn, Michigan 48124.


                                        By order of the Board of Directors

                                        ROBERT A. HUDSON, SECRETARY
                                        -------------------------------
                                        Robert A. Hudson, Secretary





Dated: April 9, 1997

                           NATIONAL TECHTEAM, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 14, 1997
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                 NATIONAL TECH TEAM, INC. AND WILL BE VOTED.


     The undersigned hereby appoints William F. Coyro, Jr. and Robert A. Hudson or any one or more of them acting in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the mane of the undersigned, to represent the undersigned at the Annual Meeting of the Shareholders of National Tech Team Inc., a Delaware corporation (the "Company") to be held in the Holiday Inn, 5801 Southfield Expressway (at Ford Road), Detroit, Michigan at 10:00 a.m. local time, May 14, 1997, and any adjournment or adjournments thereof, and to vote all shares of stock of the Company standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at such meeting:
1.  Election of directors of the Company:
    Nominees:  Kim A. Cooper, William F. Coyro, Jr., Wallace D. Riley, Richard
    G. Somerlott, and LeRoy H. Wulfmeier III
    / / FOR all nominees listed above, except vote withheld from the following nominees (if any)

    / /  WITHHOLD AUTHORITY to vote for all nominees listed above.

2. Ratification of the selection of Ernst & Young as the Company's auditors for the current year.
    / /  FOR           / / AGAINST      / / ABSTAIN
3. In their discretion on such other matters as may properly come before the meeting.

     MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ELECTION OF THE DIRECTORS SET FORTH ABOVE AND FOR RATIFICATION OF THE SELECTION OF THE COMPANY'S AUDITORS.

                                (Continue and to be signed on the reverse side.)

     This proxy will be voted as directed but, where no direction is given, it will be voted FOR approval of all of the foregoing nominees and FOR ratification of the selection of the Company's auditors.
     Copies of the Notice of the Meeting dated April 9, 1997 and of the Proxy Statement dated April 9, 1997 have been received by the undersigned.

                                                 PLEASE DATE AND SIGN HERE

                                         Dated:
                                                 ------------------------------

                                         Name:
                                                 ------------------------------

PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

       / /  PLEASE CHECK HERE IF YOU PLAN TO ATTEND THIS MEETING.